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                                                                    EXHIBIT 10.2




                                 BANK OF GRANITE

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



This Supplemental Executive Retirement Plan ("Plan") is adopted effective December 12, 1994. The Plan is established and maintained by the Bank of Granite for the purpose of providing benefits for certain of its salaried employees who participate in the Bank of Granite Profit Sharing Plan ("Qualified Plan") and whose benefits under such Qualified Plan are limited by the Internal Revenue Code.

Accordingly, Employer hereby adopts the Plan pursuant to the terms and provisions set forth below.

                                    ARTICLE 1
                                   DEFINITIONS

Whenever used herein the following terms shall have the meanings hereinafter set forth. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

1.1. "BENEFICIARY" shall mean the person or persons Participant has designated in writing to Employer to receive benefits under the Plan in the event of the Participant's death. If the Participant has not specifically designated any Beneficiary for purposes of the Plan, then the beneficiary chosen by the Participant for purposes of the Qualified Plan shall become Beneficiary for purposes of the Plan. In the event no Beneficiary is named for purposes of either the Plan or Qualified Plan, then the Beneficiary shall become the Participant's estate.

1.2.     "BOARD" shall mean the Board of Directors of The Bank of Granite.

1.3.     "CODE" shall mean the Internal Revenue code of 1986, as amended.

1.4.     "EMPLOYER" shall mean the Bank of Granite, or to the extent provided in
Section 7.9, any successor corporation or other entity resulting from a merger or consolidation into or with Employer or a transfer or sale of substantially all of the assets of Employer.

1.5. "PARTICIPANT" shall mean a salaried employee of Employer who is a participant in the Qualified Plan (or any successor or replacement retirement plan) and to whom or with respect to whom a benefit is payable under the Plan.


Exhibit 10.2                         Page 1
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 168


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1.6.     "PLAN" shall mean the Bank of Granite Supplemental Executive Retirement
Plan.

1.7. "QUALIFIED PLAN" shall mean the Bank of Granite Profit Sharing Plan, and each predecessor, successor or replacement tax-qualified cash or deferred arrangement sponsored by Employer.

1.8. "QUALIFIED PLAN DISCRETIONARY CONTRIBUTIONS" shall mean the total of all discretionary contributions, if any, made by Employer during a calendar year to the Qualified Plan for the Benefit of all employees of the Employer.

1.9. "SUPPLEMENTAL EMPLOYER DISCRETIONARY CONTRIBUTION" shall mean the discretionary contribution made by the Employer to the Plan on behalf of the Participant on account of Code limitations applicable to the Participant under the Qualified Plan.

                                   ARTICLE II
                                   ELIGIBILITY

2.1. ELIGIBILITY. Any Employee eligible to participate in the Qualified Plan shall be eligible to participate in the Plan. Participation shall be initially be determined by the Board and shall continue thereafter in accordance with the terms of the Plan.

                                   ARTICLE III
                            CONTRIBUTIONS TO THE PLAN

3.1. PURPOSE OF CONTRIBUTIONS. Because of Code limitations on Employer contribution amounts to the Qualified Plan, Employer contributions to any Participant's DCA under the Plan are intended to provide additional retirement income to a Participant which may be limited because of such Code limitations.

3.2. DETERMINATION OF CONTRIBUTIONS. Contributions to the Plan on behalf of any Participant during any Plan Year shall initially consist of the following contribution. The determination of any contribution under this Section 3.2 shall be made during or as soon as reasonably possible following the end of any Plan Year. The Board shall have complete discretion in its determination of any such contribution, notwithstanding the completion of annual or quarterly administration of the Qualified Plan.

         (A) SUPPLEMENTAL EMPLOYER DISCRETIONARY CONTRIBUTION. The Supplemental Employer Discretionary to be made on behalf of any Participant during a Plan Year shall be an amount equal to the difference between (i) and (ii) below:

                  (i) The portion of the Qualified Plan Discretionary Contribution which would have been allocated to the Participant's Qualified Plan accounts,


Exhibit 10.2                         Page 2
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 169


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         pursuant to the terms of the Qualified Plan, without giving effect to any limitations imposed by Section 415 of the Code, as amended, on the Qualified Plan,

         LESS

         (ii) The amount of the Qualified Plan Discretionary Contribution actually allocated to the Participant's Qualified Plan accounts.

3.3. DISCRETIONARY CONTRIBUTIONS. Notwithstanding the provisions of Section 3.2, the Board may make additional contributions to the Plan on behalf of any Participant. The amounts of any such additional contributions shall be determined by the Board in its sole discretion.

3.4.     TIMING OF CONTRIBUTIONS. Contributions to the Plan pursuant to Sections
3.2 or 3.3 of the Plan shall be determined and made by the Board on an annual or more frequent basis.

                                   ARTICLE IV
                         DEFERRED COMPENSATION ACCOUNTS

4.1. DEFERRED COMPENSATION ACCOUNTS. For each Participant, Employer shall create a Deferred Compensation Account ("DCA"). On an annual or more frequent basis, current contributions to the Plan on behalf of each Participant shall be allocated to each Participant's DCA, along with any interest or other earnings on prior contributions which have been allocated to each Participant's DCA.

4.2. DCA INVESTMENTS. Contributions to each Participant's DCA shall be invested in one or more interest-bearing accounts determined by the Board and established and controlled by Employer. Such accounts shall be credited with interest and other earnings in accordance with normal practice. The type of such accounts shall be in the sole discretion of the Board. The establishment and control of such accounts shall be in the sole discretion of Employer.

                                    ARTICLE V
                                  DISTRIBUTIONS

5.1. DISTRIBUTION UPON TERMINATION OF EMPLOYMENT AT OR AFTER NORMAL RETIREMENT AGE. All amounts credited to a Participant's DCA, including any earnings and losses on such DCA, shall normally be distributed to or with respect to a Participant only upon termination of the Participant's employment with the Employer at age 65 or later. Should employment be terminated prior to age 65 (and the Participant does not qualify for Early Retirement), any distribution will be delayed until the former Participant attains age 65.


Exhibit 10.2                         Page 3
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 170


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Distribution shall commence on the first business day of the third month following termination of employment (or if termination occurs prior to age 65, the first business day of the third month following age 65). At the election of the Participant, distribution may be taken in accordance with either of the following two methods. The choice of method of distribution is to be made by the Participant prior to or concurrent with termination of employment with Employer.

         (A) LUMP SUM DISTRIBUTION. An amount equal to the balance in the Participant's DCA on the date of termination of employment shall be paid to the Participant in one lump sum distribution on the first business day of the third month following the Participant's termination of employment.

         (B) PERIODIC DISTRIBUTION. An amount equal to the balance in the Participant's DCA on the date of termination (plus any earnings on such DCA during the payment period) shall be payable in up to 10 annual installments. The first payment shall commence on the first business day of the third month following the date of termination of employment, and each successive payment shall occur annually in succeeding years on the first business day of such month. Prior to termination of employment, the Participant shall elect the number of annual installments to be made.

         To determine the amount of each installment payment, a fraction shall be applied to the former Participant's DCA balance on each payment date. The numerator shall consist of one (1) and the denominator shall consist of the total number of installment payments remaining (including the current payment). During the installment payment period, interest and other earnings shall continue to be allocated to the former Participant's DCA.

5.2. DISTRIBUTION UPON EARLY RETIREMENT. Should a Participant attain age 50 and have 7 years of service with Employer, the Participant will qualify for an Early Retirement distribution. Upon termination of employment after meeting such requirements, distribution will be made, at the Participant's election prior to or concurrent with termination of employment, in accordance with the provisions of Section 5.1(a) or (b) of the Plan.

5.3. DISTRIBUTION UPON DISABILITY. Should a Participant become permanently disabled, the Participant will qualify for a Disability Distribution. Upon termination of employment due to permanent disability, distribution will be made, at the Participant's election prior to or concurrent with termination of employment, in accordance with the provisions of Section 5.1(a) or (b) of the Plan. For purposes of this Section 5.3, the determination of permanent disability shall be in the sole discretion of the Board.


Exhibit 10.2                         Page 4
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 171



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5.4.     DEATH OF PARTICIPANT. If a Participant should die before distribution of the full amount of his or her DCA, distribution of such DCA will be made in the following manner.

         (a) DEATH BEFORE TERMINATION OF EMPLOYMENT. Should a Participant die before termination of employment, distribution of the Participant's DCA will be made to the Participant's Beneficiary. Such distribution, the amount of which shall consist of the balance of the Participant's DCA at the date of death, will be made in one distribution on the first business day of the third month following the date of death.

         (b) DEATH AFTER TERMINATION OF EMPLOYMENT. Should a Participant die after termination of employment, and before the full distribution of the Participant's DCA, distribution will continue to be made to the Participant's Beneficiary in the same manner as it was previously being made to the Participant.

                                   ARTICLE VI
                           ADMINISTRATION OF THE PLAN

6.1. ADMINISTRATION BY EMPLOYER. Employer shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Board or Employer may engage the services of outside counsel, accountants, financial advisors and other such professional to assist it in its administrative duties.

6.2. GENERAL POWERS OF ADMINISTRATION. Employer is hereby designated as a fiduciary under the Plan. Employer, as fiduciary, shall have authority to control, interpret and manage the operation and administration of the Plan. Any decision by Employer or the Board denying a claim by a Participant or a Beneficiary for benefits under the Plan shall be stated in writing and shall be delivered or mailed to the Participant or Beneficiary. Such statement shall set forth the specific reasons for the denial, written to the best of the Employer's ability in a manner that may be understood without legal counsel. In addition, Employer shall afford a reasonable opportunity to the Participant or Beneficiary for a full and fair review of the decision denying such claim.

Notwithstanding the above provisions of Section 6.2, to the extent that the Employee Retirement Income Security Act ("ERISA") may require specific procedures to be followed in the event of a denial of a claim, such provisions of ERISA will be followed.


Exhibit 10.2                         Page 5
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 172


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                                   ARTICLE VII
                            AMENDMENT OF TERMINATION

7.1. AMENDMENT OR TERMINATION. Although Employer intends the Plan to be permanent, it reserves the right, in its sole discretion, to amend or terminate the Plan. Any such amendment or termination shall be made pursuant to a resolution of the Board.

7.2. EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Participant's DCA below that existing as of the date of the Board resolution amending or terminating the Plan. Should the Plan be terminated, no additional Employer contributions will be made to the Plan, and each Participant's DCA balance on the date of Plan termination will be distributed to the Participant (or Participant's Beneficiary) in one lump sum on the first business day of the third month following the date of Plan termination.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1. PARTICIPANT'S RIGHTS UNSECURED. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregation any assets of Employer for payment of any distributions pursuant the Plan. The right of a Participant or any Beneficiary to receive a distribution hereunder shall be an uninsured claim against the general assets of Employer, and neither the Participant nor any Beneficiary shall have any rights in or against any specific assets of Employer. All amounts credited to Participant's DCAs shall constitute general assets of Employer and may be disposed of by Employer at such time and for such purposes as it may deem appropriate.

8.2. INDEPENDENCE OF OTHER BENEFIT PLANS. Participation in the Plan shall in no way restrict or otherwise impact a Participant's participation in any other retirement benefit plan sponsored by Employer.

8.3. NO GUARANTEE OF BENEFITS. Nothing contained in the Plan shall constitute a guaranty by Employer or any other person or entity that the assets of Employer will be sufficient to pay any benefit hereunder.

8.4. NO ENLARGEMENT OF EMPLOYEE RIGHTS. No Participant shall have any right to receive a distribution of any contribution made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of Employer.


Exhibit 10.2                         Page 6
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 173



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8.5.     SPENDTHRIFT PROVISION. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.6. APPLICABLE LAW. The Plan shall be construed and administered under the laws of the State of North Carolina.

8.7. SEVERABILITY. In the event that any of the provisions of the Plan are held to be inoperative or invalid by any court of competent jurisdiction, then:
(i) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative, and (ii) the validity and enforceability of the remaining provisions of the Plan will not be affected thereby.

8.8. INCAPACITY OF RECIPIENT. If any person entitled to a distribution under the Plan is deemed by Employer to be incapable (physically or mentally) of personally receiving and giving a valid receipt for any payment pursuant to the Plan, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, Employer may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Employer and the Plan with respect to such payment.

8.9. CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of Employer or by the merger or consolidation of Employer into or with any other corporation or other entity. Should such sale, merger or consolidation occur, the Plan will be continued unless the transferee, purchaser or successor entity specifically declines in writing to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Section 7.2 of the Plan.

8.10. UNCLAIMED BENEFITS. Each Participant shall keep Employer informed of his or her current address and the current address of his or her Beneficiary. Employer shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to Employer within a one (1) year period after the date on which payment of the Participant's DCA is first to be made, then payment may be made by the Employer to the Participant's Beneficiary instead. If, within one (1) additional year after such initial one
(1) year period, Employer is unable to locate any designated Beneficiary of the Participant, then Employer shall have no further obligation to pay any benefit under the Plan to such Participant or designated Beneficiary and any such benefit shall be irrevocably forfeited.


Exhibit 10.2                         Page 7
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 174


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8.11.    LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither Employer nor any individual acting as employee or agent of Employer shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

8.12. FORFEITURE OF BENEFITS. Notwithstanding any other provision of the Plan, should a Participant engage in theft, fraud, embezzlement or willful misconduct causing significant property damage to Employer, then any benefits payable to such Participant under the Plan will automatically be forfeited. The determination of theft, embezzlement or willful misconduct will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision. In any determination of forfeiture pursuant to this Section 8.12, the Participant will be given the opportunity to refute any such decision by the Board, but the Board's decision on the matter will be considered final and binding on the Participant and all other parties.



                                    Adopted by the Board of Directors of the Bank of Granite on December 12, 1994.



Exhibit 10.2                         Page 8
Bank of Granite Corporation, Form 10-K, December 31, 2000, Page 175